SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2006

SUPERVALU INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5418	41-0617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11840 Valley View Road Eden Prairie, Minnesota		55344
(Address of Principal Executive Offices)		(Zip Code)

(952) 828-4000
Registrant’s telephone number, including area code

n/a

(Former Name and Address,

If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On January 22, 2006, SUPERVALU INC. (the “Company”), Albertson’s, Inc. (“Albertson’s”), a consortium of investors including Cerberus Capital Management, L.P., Kimco Realty Corporation, Lubert-Adler Management, Inc. and Schottenstein Stores Corporation (such investors collectively, the “Cerberus Group”), and CVS Corporation agreed to enter into a series of transactions pursuant to which, among other things, Albertson’s would transfer assets and certain liabilities that relate to its standalone drug stores to CVS Corporation (the “Standalone Drug Sale”) and would transfer assets and liabilities associated with its other operations in specified metropolitan areas to the Cerberus Group (the “Core Separation”), after which Albertson’s remaining business would be combined with the Company’s business pursuant to a merger (the “Supervalu Merger”, and, together with the Standalone Drug Sale and Core Separation, the “Transactions”). The Transactions are conditioned upon one another.

The proposed Standalone Drug Sale is subject to that certain Asset Purchase Agreement (the “Standalone Drug Sale Agreement”) by and among CVS Corporation, CVS Pharmacy, Inc., a wholly-owned subsidiary of CVS Corporation (collectively, “CVS”), the Company, Albertson’s, New Aloha Corporation and certain other entities affiliated with Albertson’s. Under the Standalone Drug Sale Agreement, CVS has agreed to purchase specified assets primarily related to Albertson’s standalone drug business, including approximately 700 standalone drugstores, certain related owned real estate interests and a distribution center in La Habra, California. In connection with the transaction, CVS has also agreed to assume certain related liabilities. In addition to being conditioned on the other Transactions, the Standalone Drug Sale is subject to the satisfaction of other customary conditions, including governmental and regulatory approvals.

The proposed Core Separation is subject to that certain Purchase and Separation Agreement (the “Separation Agreement”) by and among Albertson’s, New Aloha Corporation, a wholly-owned subsidiary of Albertson’s (“New Diamond”), the Company and AB Acquisition LLC, an affiliate of the Cerberus Group (“AB”). The Separation Agreement provides for, among other things, causing New Diamond to become a holding company for Albertsons and the division of Albertson’s assets and liabilities (other than those to be purchased and assumed, respectively, by CVS as described above) between those associated with Albertson’s core business (which would be transferred to New Diamond) and those associated with Albertson’s non-core business (which would remain with Albertson’s).

The core business includes approximately 1124 stores and related support operations for Acme Markets, Bristol Farms, Jewel-Osco, Shaw’s, and Star Markets, as well as all Albertsons banner stores in Idaho, Southern Nevada, Utah, Southern California, and the Northwestern US. The non-core business includes approximately 655 Albertsons and Super Saver banner stores and related distribution centers and offices in Albertsons’ Dallas/Fort Worth division, and in the Florida, Northern California, Rocky Mountain and Southwestern regions. Both the core and non-core businesses include, among other things, grocery stores with in-store pharmacies as well as those without. After the consummation of the transactions contemplated by the Separation Agreement, the Cerberus Group would own the equity interests of Albertson’s, which would own the non-core business, and New Diamond would own the core business. New Diamond would thereafter be acquired by the Company pursuant to the merger described below. In addition to being conditioned on the other Transactions, the Core Separation is subject to the satisfaction of other customary conditions, including governmental and regulatory approvals.

The proposed Supervalu Merger is subject to that certain Agreement and Plan of Merger (the “Merger Agreement” together with the Standalone Drug Sale Agreement and the Separation Agreement, the “Agreements”), by and among Albertson’s, New Diamond, New Diamond Sub, Inc., a wholly-owned subsidiary of New Diamond (“New Diamond Sub”), the Company and Emerald Acquisition Sub, Inc., a newly-organized wholly-owned subsidiary of the Company (“Merger Sub”). Under the Merger Agreement, New Diamond would become a wholly owned subsidiary of the Company as a result of the Supervalu Merger, in which each share of Albertson’s common stock would be converted into the right to receive (1) 0.182 shares of common stock of the Company and (2) $20.35 in cash. Consummation of the Supervalu Merger is subject to various conditions, including the approval of the stockholders of the Company and Albertson’s. In addition to being conditioned on the other Transactions, the Supervalu Merger is subject to the satisfaction of other customary conditions, including governmental and regulatory approvals. The Transactions are not subject to a financing condition.

In addition, the Company has divested a number of stores operating under its “CUB” banner as described more fully in Item 2.01 of this Current Report on Form 8-K.

The Agreements are filed pursuant to Item 9.01 as Exhibits 2.01, 10.01, and 10.02. The foregoing description of the Agreements and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to the Agreements which are filed as an exhibit hereto, and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

In connection with the Transactions and also on January 22, 2006, the Company completed the disposition of certain retail operations of the Company operating under the “CUB” banner to Hawk Acquisition LLC, an affiliate of AB and the Cerberus Group for $20,000,000 in cash pursuant to the terms of a definitive agreement entered into earlier the same day.

Item 2.05 Costs Associated with Exit or Disposal Activities

In connection with the transaction described in Item 2.01, the Company will incur a pre-tax loss on sale of assets of approximately $95,000,000. The Company estimates that no amount of this charge will result in future cash expenditures.

Item 8.01 Other Events

On January 23, the Company held a conference call with certain financial analysts detailing the Transactions. A copy of the transcript of this call is included herein as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit No.	Document Designation

2.01	Agreement and Plan of Merger, dated January 22, 2006.
10.01	Purchase and Separation Agreement, dated January 22, 2006.
10.02	Asset Purchase Agreement, dated January 22, 2006.
99.01	Transcript of Conference Call, dated January 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2006

SUPERVALU INC.

By:	/S/ JOHN P. BREEDLOVE, ESQ.

	Name:	John P. Breedlove, Esq.
	Title:	Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.01	Agreement and Plan of Merger, dated January 22, 2006.
10.01	Purchase and Separation Agreement, dated January 22, 2006.
10.02	Asset Purchase Agreement, dated January 22, 2006.
99.01	Transcript of Conference Call, dated January 23, 2006.